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                                                                      EXHIBIT 21


  After the distribution, Global Payments has the following Subsidiaries and ownership interests, each of which are wholly owned by the Registrant, except as noted below:

Name                                          Jurisdiction of Incorporation
----                                          -----------------------------

Global Payments Direct, Inc.                  New York
NDC Check Services, Inc.                      Illinois
NDPS Comerica Alliance, LLC (Note 1)          Delaware
Global Payment Systems LLC (Note 2)           Georgia
Global Payment Holding Company                Delaware
GPS Holding Limited Partnership               Georgia
Global Payment Systems of Canada, Ltd         Ontario, Canada
Global Payments Canada Inc.                   Ontario, Canada
Merchant Services U.S.A., Inc.                North Carolina
NDC Holdings (UK) Ltd.                        Georgia
CheckRite Recovery Services, Inc.             Georgia
NDPS Holdings, Inc.                           Delaware
NDC Gaming Services, Inc.                     Illinois
GP Finance, Inc.                              Delaware
Modular Data, Inc.                            Delaware

Note 1. NDPS Comerica Alliance, LLC has a minority partner which owns a 49% interest.

Note 2. Global Payment Systems LLC has a minority partner which owns a 7.5% interest.